As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-128343

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

               SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
New Jersey	22-1901645
(State or other jurisdiction of	(I.R.S. employer identification no.)
incorporation or organization)

1 South Jersey Plaza
Folsom, New Jersey 08037
                          (609) 561-9000
(Address and telephone number of registrant’s principal executive offices)

Edward J. Graham
Chairman, President and Chief Executive Officer
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037
               (609) 561-9000
(Name, address and telephone
number of agent for service)

with a copy to:
Richard J. Busis, Esquire
Cozen O’Connor
1900 Market Street
Philadelphia, Pennsylvania 19103
(215) 665-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [   ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] _________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] __________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

 If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]  Accelerated filer [  ]  Non-accelerated filer [  ]  Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.25 par value	(1)	(1)	(1)	(1)

(1)           Pursuant to Rule 429(a) under the Securities Act, this registration statement contains a combined prospectus that relates to the Registrant’s previously filed and effective registration statement on Form S-3 (File No. 333-128343). The securities being registered hereby are 1,072,796 shares of common stock remaining unsold under such previous registration statement.  Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of Common Stock as may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction.  Since the registration fee with respect to such securities was paid previously in connection with the registration of such securities under the previous registration statement, no registration fee is payable with respect to this registration statement.

PROSPECTUS

SOUTH JERSEY INDUSTRIES , INC.
DIVIDEND REINVESTMENT PLAN

1,072,796 Shares of Common Stock

_________________

The Dividend Reinvestment Plan of South Jersey Industries, Inc. provides a participant with a simple, convenient and economical way of accumulating and increasing his or her investment in shares of our common stock without payment of any brokerage commission or service charge.  Persons eligible to participate in the Plan include any record shareholder of our common stock, eligible employees of South Jersey Industries and its subsidiaries and any person who, upon enrolling in the Plan, agrees to purchase at least $100 of common stock.  Shares purchased by a participant in the Plan may be treasury or newly issued shares of common stock acquired directly from us or, at our option, common stock purchased in the open market or in negotiated transactions.

A participant may choose one of the following options:

1.
A participant may have all or part of the cash dividends on his or her common stock automatically reinvested in common stock, and may also make optional cash payments to purchase additional shares of common stock.  Limits on the optional cash payments are stated later in this prospectus.

2.	A participant may continue to receive his or her dividends in cash, and may purchase common stock through optional cash payments, subject to the limitations stated later in this prospectus.

In addition to the options available to other participants, eligible employees may purchase common stock through payroll deductions.

The price of shares of newly issued or treasury common stock that the Plan acquires directly from South Jersey Industries will be the average of the high and low sale prices for the common stock for each of the last twelve days on which the common stock was traded prior to the date of purchase, less any applicable discount that may then be in effect.  However, if we elect to have the Plan acquire shares through open market purchases or negotiated transactions, the price for such shares will be the weighted average of the actual prices paid for all such shares.  We may determine, in our sole discretion, to provide newly issued or treasury shares for purchase by the Plan at a discount from applicable market prices.  Until we notify participants that the Plan will purchase shares directly from South Jersey Industries at a discount, no such discount will apply.

Shareholders who do not wish to participate in the Plan will receive dividends paid in cash, as usual.  The Plan does not change our dividend policy, which will continue to depend upon earnings, financial requirements and other factors.

South Jersey Industries’ common stock trades on the NYSE under the ticker symbol “SJI.”

This prospectus relates to 1,072,796 shares of common stock registered by us.

Investing in our common stock involves a number of risks. See “Risk Factors” on page 3 before you make your investment decision.

It is suggested that this prospectus be retained for future reference.

__________________________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________________________

The date of this prospectus is May 22, 2009

CONTENTS
Where You Can Find More Information	2
Incorporation of Certain Documents by Reference	2
Risk Factors	3
Forward-Looking Statements	3
South Jersey Industries	4
Dividend Reinvestment Plan	4
The Plan Administrator	4
Provisions of the Plan	4
Purposes and Advantages	4
Participation	6
Administration	9
Reinvestment Purchases	10
Optional Purchases	11
Payroll Deduction Purchases	13
Costs	14
Statements and Reports to Participants	14
Withdrawal and Termination	14
Rights Offerings and Share Distributions	16
Taxes	16
Other Information	17
Use of Proceeds	18
Legal Matters	18
Experts	19

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission.  You may read and copy any reports, statements or other information we file at the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our Commission filings are also available to the public on the Commission’s web site at http://www.sec.gov.

This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto which we have filed with the Commission under the Securities Act of 1933 with respect to the shares of common stock offered hereby, and to which reference is hereby made.  We will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any document incorporated by reference in this prospectus or in the registration statement, other than exhibits to such documents.  Requests should be made to our Corporate Secretary at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, NJ 08037 or at (609) 561-9000.

You can also inspect such reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Unless otherwise indicated, references to “we,” “us” and “our” refer to South Jersey Industries, Inc.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information we file with the Commission.  This permits us to disclose important information to you by referencing these filed documents.  We incorporate by reference in this prospectus the following documents which have been filed with the Commission:

1.           Our Annual Report on Form 10-K for the year ended December 31, 2008.

2.           Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

3.           Our Current Report on Form 8-K filed on April 28, 2009.
4.           The description of common stock contained in our Registration Statement on Form 8-B (File No.1-3990).

In addition, all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in and shall be a part of this prospectus from the date of the filing of such documents.

The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will modify or supersede this information.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost by writing us at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, NJ 08037, Attention: Corporate Secretary, or telephoning us at (609) 561-9000.

RISK FACTORS

Investing in our common stock involves risk.  Please see the risk factors described in our Annual Report on Form 10−K for the fiscal year ended December 31, 2008, which is incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline.  As a result, you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this prospectus other than statements of historical fact should be considered forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  When used in this prospectus or any document incorporated by reference, words such as “anticipate,” “believe,” “expect,” “estimate,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements.  These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; changes in the availability of natural gas; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers or suppliers to fulfill their contractual obligations; and changes in business strategies.

A discussion of these and other risks and uncertainties may be found in our most recently filed Annual Report on Form 10-K and our other SEC filings incorporated by reference into this prospectus.  These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus or, in any document incorporated by reference, the date of such document.  While we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized.  Further, we undertake no obligation to update or revise any of our forward-looking statements whether as a result of new information, future events or otherwise.

SOUTH JERSEY INDUSTRIES

South Jersey Industries is a diversified holding company, incorporated in New Jersey.  Our principal subsidiary is a natural gas utility, South Jersey Gas Company.  We also have non-regulated subsidiaries, including: South Jersey Energy Company, which acquires and markets natural gas and electricity to retail end users and provides energy management services to commercial and industrial customers; South Jersey Resources Group, LLC, which markets wholesale gas storage, commodity and transportation in the mid-Atlantic and southern states; Marina Energy LLC, which develops and operates on-site energy-related projects; and South Jersey Energy Service Plus, LLC, which provides residential and light commercial service and installation of HVAC systems, plumbing services and appliance repair and service/maintenance contracts.  We are the issuer of the shares of common stock offered under the Dividend Reinvestment Plan.  Our general mailing address is 1 South Jersey Plaza, Folsom, NJ 08037, and our telephone number is (609) 561-9000.

SOUTH JERSEY INDUSTRIES, INC.
DIVIDEND REINVESTMENT PLAN

THE PLAN ADMINISTRATOR

We will be responsible for administering the Dividend Reinvestment Plan. Our duties as plan administrator are described later in this prospectus.  All communications to the Plan Administrator should be directed to the following address and telephone number:

Plan Administrator
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, NJ 08037
Toll Free Number:  (888) 754-3100

PROVISIONS OF THE PLAN

The following statements in question-and-answer form constitute the full provisions of our Dividend Reinvestment Plan.  These statements reflect recent amendments to the Plan.

Purposes and Advantages

1.           What is the purpose of the Plan?

The purpose of the Plan is to provide participants with a simple, convenient and economical method of accumulating and increasing their investment in our common stock.  Consequently, participants who, in the sole judgment of the Plan Administrator, utilize the Plan excessively for arbitrage or short-term income producing strategies may, at the option of the Plan Administrator, have their participation in the Plan terminated by the Plan Administrator.

2.           What are the advantages of the Plan to participants?

A participant will obtain the following advantages:

•	Dividends paid on all or part of a participant's shares of common stock will be automatically reinvested in shares of common stock.

•
A participant may choose to make purchases of common stock in addition to the amount purchased through automatic dividend reinvestment, as long as the total amount of such optional purchases in any calendar year does not exceed $100,000.  In certain instances, however, we may permit optional purchases in excess of $100,000.  For purposes of calculating this dollar limit, Plan accounts under common control or management may be aggregated and deemed to be one account. (See Question 23.)

•	We will pay all brokerage fees or service charges for purchases under the Plan. Participants will incur no brokerage or service charges for purchases made by the Plan.

•	Regular statements of account will be mailed to each participant after each purchase of common stock under the Plan.

•
The Plan allows a participant flexibility in the amount of investment he or she wishes to make and the manner in which he or she wishes to make them.  A participant may choose to have automatic purchases made with all of his or her dividends or only a portion of them, may make optional purchases in any amount (subject to the  limitations stated above and under Question 23), and may vary the amounts of his or her purchases from time to time.

•	Eligible employees may also invest in our common stock through automatic payroll deductions.

Participation

3.           Who is eligible to participate in the Plan?

(a)           Shareholders of record of our common stock are eligible to participate in the Plan.  Beneficial but not record owners of common stock (that is, persons whose shares are registered in names other than their own, such as in the name of a broker, trustee or bank nominee) must transfer into their own names those shares which they wish to be subject to automatic dividend reinvestment under the Plan.

(b)           Any person who is not currently an eligible shareholder but who enrolls in the Plan and makes an initial purchase of at least $100 of common stock as part of the enrollment process is also eligible to participate in the Plan.

(c)           All full-time, regular employees of ours or any of our subsidiaries are eligible to participate in the Plan.  Eligible employees are required to have first purchased at least one share of common stock in order to become participants. (See Question 11.)

(d)           All directors of ours or any of our subsidiaries are eligible to participate in the Plan. (See Question 15.)

4.           How does one participate?

One may enroll in the Plan by completing an Authorization and Enrollment Form and returning it to the Plan Administrator.  The Authorization and Enrollment Form and a Plan prospectus may be obtained by writing or calling the Plan Administrator.  Anyone who is not an eligible shareholder or an eligible employee must purchase at least $100 of common stock as part of the enrollment process.  If we elect to have the Plan acquire common stock on the open market or in negotiated transactions, the initial purchase of at least $100 of common stock will be made at the weighted average of the prices paid for all such shares.  If we elect to provide newly issued or treasury stock for purchase under the Plan, an initial purchase of at least $100 of common stock will be made at a price equal to the average of the high and low sale prices for our common stock for each of the last twelve days on which common stock was traded prior to the date of purchase, less any applicable discount that may then be in effect.

5.           When may one join the Plan?

One may enroll in the Plan at any time.  However, the Authorization and Enrollment Form must be received by the Plan Administrator before certain recurring deadlines in order for the shareholder's dividends and any payments for optional purchases to be invested. (See Questions 18 and 22.)

6.           How is a Plan account opened?

The Authorization and Enrollment Form is used to instruct the Plan Administrator to open an account for a participant and to purchase common stock on the participant's behalf.  A participant must furnish his or her federal tax identification number to the Plan Administrator when opening a Plan account, and that tax identification number will not be accepted for more than one Plan account.

7.           How will common stock be purchased under the Plan?

Under the Plan, the Plan Administrator will purchase common stock on a participant's behalf by making reinvestment purchases of common stock using the participant's common stock dividends (either directly or in repayment of funds advanced by us for that purpose prior to a dividend payment date), by making optional purchases of common stock using such payments (subject to the limitations stated under Question 23) as the participant forwards for that purpose, or in the case of eligible employees, by making payroll deduction purchases using the amounts collected from payroll deductions.

All shares of common stock that the Plan Administrator purchases for a participant under the Plan, whether through the automatic reinvestment of dividends, with optional payments or with payroll deduction payments, will be credited to the participant's Plan account and held on his or her behalf by the Plan Administrator, unless other instructions are given.  Thus, the shares purchased for a participant under the Plan will be held separately from those shares of common stock that the participant purchases (or has previously purchased) outside the Plan and holds in his or her own name.

Shares purchased by participants under the Plan may be treasury or newly issued shares of common stock acquired from us, or may be purchased in the open market or in negotiated transactions.  We determine the source or sources of shares used to fulfill Plan requirements and may change such determination from time to time.  We may determine, in our sole discretion, to provide newly issued or treasury shares for purchase by the Plan at a discount.  Until we notify participants that the Plan will purchase shares directly from South Jersey Industries at a discount, no such discount will apply.

8.           How does a participant specify the extent of his or her participation in the Plan?

On the Authorization and Enrollment Form, a participant will specify the extent of his or her participation in the Plan by selecting one of the following investment options:

Full Dividend Reinvestment — All of the shares of common stock held by the participant outside the Plan will be subject to automatic dividend reinvestment; thus, the dividends on all such shares will automatically be reinvested in common stock at a price determined in the manner set forth in Question 20.  In addition, at his or her discretion, the participant may make optional payments to be used for optional purchases of common stock at a price determined in the manner set forth in Question 24, subject to the limitations stated under Question 23.

Partial Dividend Reinvestment — Except for those shares on which the participant specifies he or she is to receive cash dividends, all of the shares of common stock held by the participant outside the Plan will be subject to dividend reinvestment; thus, the dividends paid on all but the specified shares will be reinvested in common stock at a price determined in the manner set forth in Question 20.  The participant may also, at his or her discretion, make optional payments to be used for optional purchases of common stock at a price determined in the manner set forth in Question 24.  All such optional purchases are subject to the limitations stated under Question 23.

Optional Purchases Only — None of the shares of common stock held by the participant outside the Plan will be subject to automatic dividend reinvestment; thus, the dividends on all such shares will be paid to him or her in cash, as usual.  However, the participant may, at his or her discretion, make optional payments to be used for optional purchases of common stock at a price determined in the manner set forth in Question 24, subject to the limitations stated under Question 23.

No matter which of the above options is chosen, all shares purchased under the Plan (regardless of whether they were reinvestment purchases, optional purchases or payroll deduction purchases) and held in the Plan account will be subject to automatic dividend reinvestment, and the dividends on all such shares will automatically be reinvested in common stock at a price determined in the manner set forth in Question 20.

In the event no investment option is specified, the participant will be deemed to have selected the full dividend reinvestment option.

9.	May a participant change the extent of his or her participation in the Plan after enrollment?

Yes.  A participant may change investment options at any time by completing a new Authorization and Enrollment Form and returning it to the Plan Administrator.  However, the new Authorization and Enrollment Form must be received on or prior to certain recurring deadlines before the change in investment options will be given effect.  See Questions 18 and 22.

10.           How will certificates for new shares purchased under the Plan be issued?

Normally, certificates for shares of common stock purchased under the Plan will not be issued to participants, but will be held in the name of the Plan Administrator.  Thus, participants need not be responsible for the safekeeping of the certificates representing their Plan share purchases. The number of shares credited to each participant's Plan account will be shown on his or her statement.

A participant may, however, request that all or part of the certificates representing shares purchased for him or her under the Plan be issued to him or her.  To do so, a participant must send a written request to the Plan Administrator. Only certificates for whole shares will be issued to participants.  If there are any fractional shares in a participant's Plan account, certificates for those fractional shares will not be issued. Dividends on the shares for which certificates are issued to the participant will be reinvested or paid in cash, as the participant elects.

11.           How does an eligible employee participate?

An eligible employee may join the Plan at any time by completing an employee enrollment form and returning it to the Plan Administrator.  Employee enrollment forms may be obtained by request from us.  An eligible employee need not be a registered holder of common stock but, by executing the employee enrollment form, the eligible employee agrees to have at least one share of common stock purchased on his or her behalf during the next payroll investment period (see Question 26) at a price determined in the manner set forth in Question 20. Each employee enrollment form for an eligible employee who is not a registered shareholder must be accompanied by a check in an amount at least equal to the price of one share.  Any amount in excess of the price of one share will also be used to purchase common stock.

12.           What does the employee enrollment form provide?

The employee enrollment form allows each eligible employee to decide the extent of participation in the Plan by payroll deductions.  By checking the appropriate box on the employee enrollment form, eligible employees, as shareholders, may also elect to participate through reinvestment of dividends on shares held by them outside the Plan or through optional payments.

13.           What about payroll deductions?

Payroll deductions will be for an indefinite period.  An eligible employee may specify on the employee enrollment form the biweekly amount to be withheld from the eligible employee's pay.  The minimum deduction is $10 per pay period.  Payroll deductions for eligible employees who are not registered shareholders will begin as soon as practicable following purchase of the first share of common stock as provided under Question 11.

14.	How does an eligible employee change the amount of payroll deduction or method of participation?

An eligible employee may change or terminate his or her deductions by giving written notice to us.  The employee enrollment form may be used for this purpose.  Any request for change in or termination of deductions will become effective as soon as practicable following receipt by us of such request.  Any other method of participation in the Plan by an eligible employee may be changed as described herein generally for participants in the Plan.

15.           How may our directors participate in the Plan?

Our directors who are eligible to receive cash fees for service on our Board of Directors (i.e., those directors who are not employees of ours or our subsidiaries) are eligible to participate in the Plan.  These eligible directors may participate through automatic deductions from their directors' fees.

An eligible director may specify on the employee enrollment form the amount to be withheld from the eligible director's fee.  The minimum deduction per fee received is $100 and the maximum deduction permitted is 100% of the eligible director's fee.  Fee deductions for eligible directors will begin as soon as practicable following the receipt by us of an enrollment form as provided under Question 11.

In all other respects, an eligible director participates in the Plan in the same way as an eligible employee.

Administration

16.           What are the duties of the Plan Administrator?

The Plan Administrator will establish a Plan account for each participant, will purchase shares directly from us, or at our option, on the open market or in negotiated transactions, will cause all purchases of common stock to be made for each participant and will credit those purchases to the participant's Plan account.  The Plan Administrator will also keep a record of all such purchases, will hold certificates for the purchased shares (unless otherwise instructed in writing), and will send each participant a statement of his or her Plan account following a purchase.

17.           How many shares of the common stock will be purchased for participants?

Each participant's account will be credited with that number of shares (including fractional shares computed to three decimal places) equal to the amount invested for his or her account, divided by the price per share determined in a manner set forth in Question 20 of all purchases for all participants during the investment period (as defined under Question 18) or payroll investment period (as defined under Question 26), as applicable.

Reinvestment Purchases

18.           When will reinvestment purchases be made?

Reinvestment purchases made with common stock dividends will be made quarterly, on the dividend payment date for that quarter if the Plan acquires shares directly from us.  If we pay a dividend less frequently than quarterly, reinvestment purchases will be made periodically following payment of such dividends.  If the Plan acquires shares in the open market or in negotiated transactions, those reinvestment purchases will be made quarterly, subject to any waiting periods under applicable securities laws or stock exchange regulations, during the period beginning 26 business days prior to the dividend payment date for that quarter through the 20th business day after such dividend payment date.  Purchases prior to the dividend payment date will be made with advances by us which will be repaid by the Plan as soon as practical after the dividend payment date.  Currently, the dividend payment dates for our common stock occur on or about the second business day of April, July and October and on or about December 30.  These dates are subject to change.

The dividend record dates corresponding to those dividend payment dates have historically been March 10, June 10, September 10 and December 10.  To provide for automatic dividend reinvestment on a given dividend payment date, a participant’s Authorization and Enrollment Form must be received by the Plan Administrator at least five business days prior to the dividend record date for that dividend payment date.  If an Authorization and Enrollment Form is received by the Plan Administrator less than five business days prior to the dividend record date, the pending dividend will be paid to the shareholder in cash and his or her instructions will be given effect starting with the next dividend payment.

19.           How will reinvestment purchases be made?

All shares purchased for participants under the Plan will be treasury or newly-issued shares, shares purchased on the open market or shares purchased through negotiated transactions.  The number of shares to be purchased for each participant through a reinvestment purchase will depend upon the amount of the dividends being reinvested and the price of the common stock.  The Plan Administrator will purchase as many whole shares and fractional shares (computed to three decimal places) as can be purchased with that amount of dividends.

In the case of shares purchased on the open market or negotiated transactions, we will designate a registered broker-dealer to act as an independent agent in the purchase of common stock under the Plan.  The purchasing representative shall generally have full discretion as to all matters relating to such purchases, including determining the number of shares, if any, to be purchased on any day during the investment period or at any time of that day, the prices paid for such shares, the markets on which such purchases are made, and the persons (including other brokers and dealers) from or through whom such purchases are made.  Brokerage commissions and service fees will be paid by us.  The Plan Administrator may also purchase shares directly from certain withdrawing participants.

20.	How will the price of shares purchased through reinvestment purchases be determined?

If we elect to have the Plan acquire shares through open market purchases or negotiated transactions, the price for such shares will be the weighted average of the actual prices paid for all such shares.  If we elect to have the Plan acquire shares through treasury or newly issued shares of common stock purchased directly from us, the price for such shares will be the average of the high and low sale prices for our common stock for each of the last twelve days on which the common stock was traded prior to the date of purchase.  We may determine, in our sole discretion, to provide newly issued or treasury shares for purchase by the Plan at a discount.  Until we notify participants that the Plan will purchase shares directly from South Jersey Industries at a discount, no such discount will apply.

21.	Will shares acquired through reinvestment purchases be subject to automatic dividend reinvestment?

Yes.  All dividends paid on shares acquired through reinvestment purchases, so long as the shares are held in the participant's Plan account, will be automatically reinvested in additional shares of common stock.  If certificates for shares acquired through reinvestment purchases are issued to the participant, the dividends paid on such shares will continue to be reinvested unless the participant elects to have them paid in cash by changing his or her investment option. Shares purchased with dividends reinvested in the current quarter will be eligible to receive a dividend in the subsequent quarter.

Optional Purchases

22.           When may Optional Purchases be made?

A person who does not participate in the Plan may make an optional purchase at the time he or she enrolls in the Plan by enclosing an optional payment (a check drawn on a United States bank and in United States dollars and payable to “South Jersey Industries, Inc., Plan Administrator”) with an Authorization and Enrollment Form.  A person who is not a shareholder at the time of enrollment must make an initial purchase of at least $100 of our common stock as part of the enrollment process.  (See Questions 3 and 4.)  The Authorization and Enrollment Form, together with the appropriate payment, should be returned to the Plan Administrator.

In the case of newly issued or treasury common stock, the investment date for optional purchases will be the last business day of each month (except for December, for which the investment date will be on or about December 30), other than for the months of March, June and September, when the purchase will be made in connection with the reinvestment purchases on the dividend payment  date for those quarters (on or about the second business day of April, July and October) so long as dividends are paid in those months.  In the case of open market or negotiated transactions, optional purchases will be made monthly, during the period beginning on the fifth business day preceding the end of each month and ending on the 15th business day of the following month. (See the first paragraph of Question 18 for an explanation of how shares acquired on the open market will be purchased in months when the investment date is the reinvestment purchase date).

After initial enrollment in the Plan, a participant may make monthly optional purchases by sending his or her optional payment with an optional purchase form (the top portion of the statement) to the Plan Administrator.

In the event a participant’s optional payment is returned unpaid for any reason to the Plan Administrator by the bank on which it is drawn, the Plan Administrator may immediately sell from the participant’s Plan account those shares purchased with the optional payment.  A $50 fee will also be assessed against the participant’s Plan account.  If the net proceeds from the sale of the shares purchased with the optional payment is insufficient to cover the optional payment and $50 fee, the Plan Administrator may sell such additional shares from the participant’s Plan account as necessary to satisfy the uncollected balance and bill the participant for any remaining unsatisfied balance.

Any optional payments that a participant submits to the Plan Administrator will be invested in shares of common stock on the next investment date.  No interest will be paid to any participant on optional payments between the time the Plan Administrator receives a payment and the time it is invested.   In order for optional payments to be invested on the next investment date, the Plan Administrator must have received such payment no later than the close of business on the fifth business day prior to the last business day of the month.  For the months when the optional purchase is made in connection with the reinvestment purchase, the optional payment must have been received no later than the close of business on the fifth business day prior to the dividend payment date for that quarter.

If a participant submits an optional payment, and then wishes to have it returned to him or her rather than invested, the Plan Administrator will not be obligated to return it unless a written request that it be returned is received no later than the close of business on the fifth business day prior to the investment date.

A participant is not obligated to make an optional purchase each month.

23.           In what amounts may optional purchases be made?

The minimum optional purchase is $25 and, subject to the exception set forth in the following paragraph, optional purchases may not aggregate more than $100,000 in any calendar year.  For purposes of this limitation, we reserve the right at any time and from time to time to aggregate all Plan Accounts under the common control or management of brokers, dealers and other institutional traders and to deem such Plan accounts as one account.  The full amount of any month’s optional purchase for a Plan account must be submitted to the Plan Administrator in a single payment.  The Plan Administrator will purchase as many whole shares and fractional shares (computed to three decimal places) of common stock as can be purchased with the amount submitted.

A participant may make optional purchases in excess of the $100,000 limitation only if such participant requests a waiver of the limit and we grant such request.  Grants of waiver requests will be made in our sole discretion.  To request a waiver, participants must contact the Plan Administrator at the address or phone number set forth on page 4 of this prospectus.

24.	How will the price of shares purchased through optional purchases be determined?

The price of shares purchased through Optional Purchases will be determined in the same manner as determined for reinvestment purchases.  (See Question 20.)

Optional Payments received from foreign participants must be in United States dollars and will be invested in the same way as optional payments from other participants.

25.	Will shares acquired through optional purchases be subject to automatic dividend reinvestment?

Yes.  All dividends paid on shares acquired through optional purchases, so long as the shares are held in the participant's Plan account, will be automatically reinvested in shares of common stock.  If certificates for shares acquired through optional purchases are issued to the participant, the dividends paid on such shares will continue to be reinvested unless the participant elects to have them paid in cash by changing his or her investment option.  Shares purchased and credited to your account with optional payments prior to the ex-dividend date will be eligible to receive a dividend with respect to such dividend payment date.

Payroll Deduction Purchases

26.           When will payroll deduction purchases be made?

In the case of newly issued or treasury common stock, payroll deduction purchases will be made monthly on the last business day of each month (other than December, for which such purchases will be made on or about December 30), except for the months of March, June and September, when purchases will be made in connection with the reinvestment purchases for those quarters, with the payroll deduction payments from the preceding month.  In the case of open market or negotiated transactions, payroll deduction purchases will be made monthly, during the period beginning on the fifth business day preceding the end of each month and ending on the 15th business day of the following month, with the payroll deduction payments from the preceding month.  (See the first paragraph of Question 18 for an explanation of how shares acquired on the open market will be purchased in months when the investment date is the reinvestment purchase date.)

The price of shares purchased through payroll deduction purchases will be determined in the same manner as determined for reinvestment purchases.  (See Question 20.)

Costs

27.           Are any fees or expenses incurred by a participant in the Plan?

Participants will incur no brokerage commissions or administrative charges for purchases made through the Plan.  However, brokerage commissions paid by us are considered by the Internal Revenue Service to be income to the recipient for federal income tax purposes (see Question 35).  There may be certain charges incurred upon a participant's withdrawal from the Plan, which are described under Question 30.  In addition, charges will be incurred for optional payments returned unpaid as described under Question 22.

In the case of open market purchases or negotiated transactions and in order to permit the Plan to purchase all of the common stock it requires each quarter with the least disruption to the market, we may advance funds to enable the Plan to begin quarterly purchases before the Plan receives dividends on the dividend payment date.  Those advances will be repaid by the Plan, together with an interest charge equal to our internal cost of funds for the amount and period of such advance.  This advance and interest charge will be paid out of dividends received from us as soon as practical after each quarterly dividend payment date. The interest charge will reduce the aggregate amount available to acquire common stock during the quarterly investment period but will be offset by additional dividends received by the Plan on common stock it acquires each investment period prior to the dividend record date.

Statements and Reports to Participants

28.           What type of statements and reports will be sent to participants?

Regular statements of account will be mailed to each participant following each purchase of common stock under the Plan.  The statement will reflect the activity in the participant's Plan account for the year to date and the balance in the participant's Plan account following the most recent purchase.  Participants will also receive the same communications as other shareholders, including any quarterly reports to shareholders, the annual report to shareholders and the proxy statement.

Withdrawal and Termination

29.           When and how may a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time by properly completing the tear-off form on the back of his or her statement and sending it to the Plan Administrator.  Eligible employee participants must also follow instructions under Question 14 to terminate payroll deductions.  A participant who withdraws from the Plan may not join again for 12 months unless we otherwise consent.

30.           What happens when a participant withdraws from the Plan?

When a participant withdraws from the Plan, he or she will be issued a certificate representing all of the whole shares credited to his or her Plan account, and a cash payment for any fraction of a share credited to his or her Plan account.

If a participant’s request to withdraw from the Plan is received prior to the ex-dividend date (ex-dividend dates ordinarily are the second business day prior to the record date), the withdrawal will be processed before the close of business on the day prior to the ex-dividend date, and the participant will receive the cash dividend paid on the next dividend payment date.  If the request to withdraw is received on or after an ex-dividend date, the cash dividend paid on the next dividend payment date will be invested in common stock and the request for withdrawal will then be processed after this reinvestment purchase is credited to the participant’s Plan account.

If any optional payments or payroll deduction payments are being held on a participant's behalf at the time his or her request for withdrawal is received, the Plan Administrator will not be required to return them to him or her unless that request is received at least five business days prior to the next investment date.  If the request is received less than five business days prior to the next investment date, the optional payments or payroll deduction payments will be invested in common stock and the request for withdrawal will then be processed.

Upon tendering notice of withdrawal from the Plan, a participant may request that all whole shares credited to his or her Plan account be sold.  Except as noted above, with respect to processing withdrawals following the ex-dividend date, the sale will be made as soon as practical after receipt of his or her request.  The participant will receive the proceeds of the sale, less the brokerage commission, any transfer tax and a handling charge for the transaction which is generally $15 for the sale of one share or any fraction thereof and $25 for the sale of more than one share; provided, however, that the handling charge will be $50 for transactions by an estate following the death of a participant.

31.           May a participant discontinue dividend reinvestment on shares held outside the Plan without withdrawing from the Plan?

Yes.  A participant who wishes to discontinue the automatic reinvestment of the dividends on the shares held outside the Plan may do so without withdrawing from the Plan, by filing a request to change his or her investment option.  The tear-off form on the back of his or her statement may be used for this purpose.  However, the dividends on the shares held in his or her Plan account will continue to be reinvested.

32.	What happens if a participant sells the shares of common stock he or she holds outside the Plan?

If a participant sells all of the shares of common stock he or she holds outside the Plan, we will continue to reinvest the dividends on the shares held in his or her Plan Account.  However, if less than one whole share is held in the Plan account at the time the shares held outside the Plan are sold, the participant will receive a cash payment for his or her fractional share and his or her Plan account will be closed.

If a participant who has chosen partial dividend reinvestment as the investment option sells a portion of the shares of common stock held outside the Plan, the shares that are sold will be considered, to the extent possible, to have been those not subject to dividend reinvestment, and the shares which are retained will be considered to have been those subject to dividend reinvestment and will continue to be subject to such reinvestment.

33.           What happens if we terminate the Plan?

If we terminate the Plan (see Question 41), the provisions listed under Question 30 will apply, substituting the date of the termination of the Plan for the date the participant's withdrawal request is received.

Rights Offerings and Share Distributions

34.           What happens if we make a rights offering or share distribution?

In the event we make a rights offering of any of our securities to shareholders of common stock, a participant’s entitlement will be based on the total shares registered in the participant’s name, including shares credited to the participant’s Plan account.  However, rights will be issued for the number of whole shares only.  Rights based on a fraction of a share will be sold if a market for them exists, and a check for the net proceeds will be sent to the participant.

Any dividend payable in common stock or any split shares, to the extent attributable to shares held in a participant's Plan account, will be added to that participant's Plan account.  Any dividend payable in common stock or any split shares, to the extent attributable to shares held by a participant outside the Plan, will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

Taxes

35.           What are the most important federal income tax consequences of participation in the Plan?

We believe that the most important federal income tax consequences of participating in the Plan will be as follows:

(a)           Participants will be treated for federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the shares acquired from us with reinvested dividends.  Fair market value for such purpose will be: (i) in the case of treasury or newly issued shares acquired by the Plan, the average of the high and low sale prices for the common stock on the dividend payment date, and not the discounted price, if any, then in effect; (ii) in the case of shares acquired by the Plan on the open market or in negotiated transactions, the weighted average of the actual prices paid for all such shares.  Participants who purchase treasury or newly issued shares with optional payments will be treated as having received a taxable dividend on the applicable investment date equal to the difference between the fair market value of such shares, determined under the rule set forth in the preceding sentence, and the amount paid for them.  In the case of shares purchased on the open market, participants will be treated as having received an additional dividend in the amount of the brokerage fees, if any, that are paid by us.

(b)           The fair market value determined as set forth in paragraph (a) will become the tax basis for determining gain or loss upon any subsequent sale of shares (increased, in the case of open market purchases, by the amount of the brokerage fees, if any, paid by us).

(c)           A participant's holding period for shares acquired pursuant to the Plan will begin on the day following the credit of such shares to such participant's Plan account.

In the case of participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Plan Administrator will reinvest an amount equal to the dividends of such participants, less the amount of tax required to be withheld.  The statements confirming purchases made for such participants will indicate the net dividend payment reinvested.

Participants in the Plan are, in general, treated for federal income tax purposes as having received a taxable dividend distribution equal to the fair market value of the amount of shares purchased with the reinvested dividends.  Currently, to the extent that distributions made by us to our shareholders are made from our earnings and profits, they will be taxed as ordinary income except to the extent they constitute “qualified dividend income” under the Internal Revenue Code.  Under current law, qualified dividend income is taxable at the long-term capital gain rates for individuals, although this special treatment is presently scheduled to expire in years beginning on or after January 1, 2011.

This summary of certain federal income tax consequences is not intended to be a detailed discussion of all of the federal tax consequences of participating in the Plan, and it does not cover any state, local or foreign tax matters which might be relevant.  Accordingly, you should consult with your own tax adviser for advice regarding the particular federal, state, local and/or foreign tax consequences which apply to your participation in the Plan.

36.           What information will be provided to participants for income tax purposes?

As previously indicated under Question 28, each participant will receive statements advising him or her of  purchases of shares of common stock.  These statements should be retained for income tax purposes.

Other Information

37.	How will a participant's shares held under the Plan be voted at meetings of shareholders?

Each participant's Plan shares will automatically be voted in the same manner that his or her shares held outside the Plan are voted, either by proxy or in person.  Matters involving written consents will also be handled in the same way.  If a participant no longer holds shares outside the Plan, but shares remain in his or her Plan account, those remaining shares will be voted in accordance with instructions received from the participant.  If no instructions are received, where permitted they will be voted as determined by our board of directors.

38.           May shares held in a participant's Plan account be pledged or assigned?

Shares credited to a participant's Plan account may not be pledged or assigned, and any such purported pledge or assignment will be void.  If a participant wishes to pledge or assign such shares, he must first request that a certificate for them be issued in his or her name.

39.           Who interprets and regulates the Plan?

We reserve the sole right to interpret and regulate the Plan.

40.           May the Plan be terminated, suspended or amended?

We may, in our sole discretion and by written notice, terminate at any time any participant's participation in the Plan.  We may at any time and for any reason terminate or suspend the Plan, or amend any provision of the Plan, and if we do so, we will send written notice to all participants.  All notices will be mailed to each participant's address as shown on our records.  We reserve the right to resign as Plan Administrator and to appoint a successor.

41.	What are the responsibilities of South Jersey Industries and the Plan Administrator?

In acting under the terms and conditions of the Plan as described in this prospectus, neither we nor the Plan Administrator (if other than us) shall be liable for any act done in good faith or for any good faith omission to act including, without limitation, any failure, prior to receipt by the Plan Administrator of notice in writing of the death of a participant, to terminate a Plan account by reason of such death.  In addition, neither we nor the Plan Administrator (if other than us) shall be liable with respect to the prices at which shares are purchased or sold for any participant's Plan account or the times when such purchases or sales are made or with respect to any fluctuation in the market value before or after such purchases or sales of shares.

USE OF PROCEEDS

The net proceeds from the sale of treasury or newly issued common stock by us to the Plan will be added to our general funds and used for working capital and for general corporate purposes.

LEGAL MATTERS

Certain legal matters in connection with the authorization and issuance of the shares of common stock offered hereby have been passed upon by Cozen O’Connor, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements and the related financial statement schedules of South Jersey Industries, Inc. and subsidiaries (the “Company”), incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of  the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements, and the related financial statement schedules and included an explanatory paragraph referring to changes in accounting principles related to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, and FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87,88, 106, and 132(R) and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

South Jersey Industries, Inc.

[LOGO OF SOUTH JERSEY INDUSTRIES, INC.]

Common Stock
($1.25 Par Value)

PROSPECTUS

Dividend Reinvestment Plan

May 22, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered.  All of the amounts shown are estimates, other than the registration fee:
SEC registration fee	$6,904	*
Printing expenses	5,000
Legal fees and expenses	7,500
Accountants’ fees and expenses	6,500
Miscellaneous expenses	2,096
TOTAL	$28,000
            *  Previously paid.

Item 15.  Indemnification of Directors and Officers.

As authorized by Title 14A:3-5 of the New Jersey Business Corporation Act, Article IV of our Bylaws provides that any corporate agent (defined by the statute to include, among other things, officers and directors) shall be indemnified by us against liability and expense in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent to the extent that (a) such corporate agent is not otherwise indemnified and (b) the power to do so has been or may be granted by statute, and for this purpose our Board of Directors may, and on request of any such corporate agent shall be required to, determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

We maintain and pay all premiums on a directors and officers liability policy for our directors and officers and those of our subsidiaries.

Item 16.  Exhibits.
Exhibit
Number	Description of Exhibits

5	Opinion of Cozen O’Connor

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Cozen O’Connor (contained in Exhibit 5)

24	Power of Attorney (included on signature page of the registration statement)

99	Statement Regarding Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51.”

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (1) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

 (2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

 (4) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Folsom, State of New Jersey, on May 22, 2009.

SOUTH JERSEY INDUSTRIES, INC.

By: /s/ Edward J. Graham
     Edward J. Graham
     Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Edward J. Graham and David A. Kindlick, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Edward J. Graham	Chairman, President and	May 22, 2009
Edward J. Graham	Chief Executive Officer
(Principal Executive Officer)

/s/ David A. Kindlick	Vice President and Chief	May 22, 2009
David A. Kindlick	Financial Officer (Principal
Financial and Accounting Officer)

/s/ Shirli M. Billings	Director	May 22, 2009
Shirli M. Billings

/s/ Helen R. Bosley	Director	May 22, 2009
Helen R. Bosley

/s/ Thomas A. Bracken	Director	May 22, 2009
Thomas A. Bracken

/s/ Keith S. Campbell	Director	May 22, 2009
Keith S. Campbell

/s/ Sheila Hartnett-Devlin	Director	May 22, 2009
Sheila Hartnett-Devlin

/s/ W. Cary Edwards	Director	May 22, 2009
W. Cary Edwards

/s/ Walter M. Higgins	Director	May 22, 2009
Walter M. Higgins III

/s/ William J. Hughes	Director	May 22, 2009
William J. Hughes

/s/ Herman D. James	Director	May 22, 2009
Herman D. James

/s/ Joseph H. Petrowski	Director	May 22, 2009
Joseph H. Petrowski

EXHIBIT INDEX

Exhibit
Number	Description of Document

5	Opinion of Cozen O’Connor

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Cozen O’Connor (contained in Exhibit 5)

24	Power of Attorney (included on signature page of the registration statement)

99	Statement Regarding Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51.”